Exhibit 1.2

Execution Version

EXELON CORPORATION

20,000,000 Corporate Units

Underwriting Agreement

June 11, 2014

Barclays Capital Inc.

Goldman, Sachs & Co.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Exelon Corporation, a Pennsylvania corporation (the “Company”), hereby confirms its agreement with you and each of the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to the issuance and sale to the several Underwriters of 20,000,000 of the Company’s Corporate Units (the “Firm Corporate Units”) specified in Schedule 2 hereto and, at the election of the Representatives acting on behalf of the Underwriters, up to an additional 3,000,000 of the Company’s Corporate Units (the “Optional Corporate Units”, and together with the Firm Corporate Units, the “Corporate Units”), and the public offering thereof by the several Underwriters, upon the terms specified in Schedule 2.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

Each Corporate Unit has a stated amount of $50 (the Stated Amount) and consists of (i) a Purchase Contract (a “Purchase Contract”) issued by the Company pursuant to which the holder thereof will agree to purchase from the Company and the Company will agree to sell to the holder thereof on June 1, 2017, subject to earlier settlement or termination, or if such day is not a Business Day, the following Business Day (the “Purchase Contract Settlement Date”), for a price of $50 in cash, a variable number of shares (the “Issuable Common Stock”) of the Company’s common stock, without par value (the “Common Stock”), equal to the Settlement Rate (as defined in the Preliminary Prospectus and the Final Prospectus), subject to anti-dilution adjustments, as determined pursuant to the terms of the Purchase Contract and Pledge Agreement and (ii) a 1/20 undivided beneficial ownership interest in $1,000 principal amount of the Company’s 2.50% Junior Subordinated Notes due 2024 (the “Notes”).

The Purchase Contracts will be issued pursuant to the Purchase Contract and Pledge Agreement, to be dated as of the Closing Date (as defined below) (the “Purchase Contract and Pledge Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”), The Bank of New York Mellon Trust Company, N.A., as the custodial agent (the “Custodial Agent”) and The Bank of New York Mellon Trust Company, N.A., as the securities intermediary (the “Securities Intermediary”).

A holder of Corporate Units, at its option, may elect to create “Treasury Units” in accordance with the Purchase Contract and Pledge Agreement by substituting pledged U.S. Treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.

The Notes will be issued under the Company’s Junior Subordinated Indenture, to be dated as of the Closing Date (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of the Closing Date (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

A Corporate Unit holder’s ownership interest in each Note initially will be pledged to secure such holder’s obligations under the related Purchase Contracts, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement.

Pursuant to a Remarketing Agreement, to be entered into by the Company, the Purchase Contract Agent, as the purchase contract agent and as attorney-in-fact for the holders of the Equity Units, and the remarketing agents named therein (the “Remarketing Agents”) in such form and dated as of such date as to be determined by the parties thereto (the “Remarketing Agreement”), the Notes will be remarketed, subject to certain terms and conditions.

The “Component Securities” means, collectively, the Purchase Contracts, the Notes and the Issuable Common Stock. The terms and rights of any particular issuance of the Equity Units and/or Component Securities shall be specified in (i) the Indenture or (ii) the Purchase Contract and Pledge Agreement, as applicable (the documents listed in clauses (i) and (ii), together with the Remarketing Agreement, each a “Securities Agreement” and, collectively, the “Securities Agreements”).

Schedule 2 specifies the aggregate number of Corporate Units, the initial public offering price of the Corporate Units, and the purchase price to be paid by the Underwriters.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Corporate Units, as follows:

1. Registration Statement. As of the date of this Agreement, the Applicable Time of Sale, the Closing Date and the Additional Closing Date (if any), the Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (Registration No. 333-196220), including a related base prospectus, for registration under the Act of the offering and sale of the Equity Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing under Rule 462(e) under the Act. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final term sheet as contemplated by Section 4(b) hereof and a final prospectus supplement relating to the Equity Units in accordance with Rules 415 and 424(b). As filed, such final prospectus supplement shall contain all 430B Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus, any Preliminary Prospectus and Schedule 1 hereto) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Equity Units in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Equity Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and the Additional Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time and as of the “new effective date” with respect to the Equity Units pursuant to, and within the meaning of, Rule 430B(f)(2) under the Act, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and the Additional Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

(d) The Disclosure Package did not, as of the time and date designated as the “Applicable Time of Sale,” include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

(e) The Company has not made and will not make (other than the final term sheet prepared and filed pursuant to Section 4(b) hereof) any offer relating to the Equity Units that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), without the prior written consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Act with respect to any such free writing prospectus; any such free writing prospectus (including the final term sheet prepared and filed pursuant to Section 4(b) hereof) will not, as of its issue date and through the completion of the public offer and sale of the Equity Units, include any information that is inconsistent with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, and any such free writing prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus, did not, when issued or filed pursuant to Rule 433 under the Act, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purpose of clarity, nothing in this Section 1(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the Exchange Act or the rules and regulations of the Commission promulgated thereunder.

(f) At the earliest time after the filing of the Registration Statement that the Company or another offering participant (x) made a bona fide offer of the Equity Units (within the meaning of Rule 164(h)(2)) of the Act and (y) as of the Execution Time (with such date being used as the determination date for purposes of this clause (y)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

2. Purchase of the Corporate Units by the Underwriters.

(a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, (i) the number of Firm Corporate Units set forth opposite the name of such Underwriter in Schedule 1 hereto and (ii) in the event and to the extent that the Representatives shall exercise the election to purchase Optional Corporate Units as provided below, the number of Optional Corporate Units as to which such election shall have been exercised (to be adjusted by the Representatives, if necessary, so as to eliminate fractions of Corporate Units) determined in the same proportion as the Firm Corporate Units are allocated among the Underwriters. The Underwriters agree to make a public offering of their respective Corporate Units specified in Schedule 1 hereto at the initial public offering price specified in Schedule 2 hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

(b) The Company shall not be obligated to deliver any of the Corporate Units, except upon payment for all of the Corporate Units to be purchased on each Closing Date (as defined below).

(c) The Company hereby grants to the Underwriters the right to purchase at the election of the Representatives, on one or more dates within a 13-calendar day period beginning on, and including, the Closing Date (as defined below), up to 3,000,000 Optional Corporate Units in the aggregate, solely for the purpose of covering over-allotments, if any, in connection with the offer and sale of the Firm Corporate Units, at the purchase price set forth in Schedule 2 hereto. The Underwriters may exercise the option to purchase Optional Corporate Units at one time in whole or in part, on or before the 13th calendar day following, and including, the Closing Date, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Optional Corporate Units as to which the option is being exercised and the date and time when the Optional Corporate Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be (i) earlier than the Closing Date or (ii) later than the the last day of the 13-calendar day period commencing on, and including, the Closing Date. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(d) Delivery of the certificate(s) for the Corporate Units and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the offices of Kirkland & Ellis LLP at 10:00 A.M., New York City time, on June 17, 2014, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Optional Corporate Units, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Optional Corporate Units. Such time and date for delivery of the Firm Corporate Units is herein called the “Closing Date,” such time and date for delivery of the Optional Corporate Units, if not the Closing Date, is herein called an “Additional Closing Date.” On the Closing Date and any Additional Closing Date, the Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver or cause to be delivered a securities entitlement with respect to the Corporate Units to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Corporate Units shall be registered in the name of Cede & Co., as nominee for DTC.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

(a) Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(b) The Corporate Units. The Corporate Units have been duly authorized, and when executed, issued and delivered by the Company and authenticated by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement, will have been duly executed, authenticated, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. The Equity Units will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(c) Indenture and Notes. The Indenture has been duly authorized, and when executed and delivered by the Company and will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; the Notes have been duly authorized, and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for in accordance with the provisions of the Indenture, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions. The Indenture and the Notes will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(d) Purchase Contract and Pledge Agreement. The Purchase Contract and Pledge Agreement has been duly authorized by the Company, and when executed and delivered by the Company and the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Purchase Contract and Pledge Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(e) Issuable Common Stock. The aggregate maximum number of shares of Common Stock issuable pursuant to the Purchase Contracts comprising a part of the Corporate Units (including the aggregate maximum number of “make-whole shares” (as defined in the Preliminary Prospectus and Final Prospectus) issuable upon settlement of the Purchase Contracts in connection with a “fundamental change” (as defined in the Preliminary Prospectus and Final Prospectus) has been duly authorized; and when issued and paid for in accordance with the provisions of the Purchase Contract and Pledge Agreement and the Purchase Contracts, such Common Stock will be validly issued, fully paid and nonassessable; and the issuance of the Issuable Common Stock will not be subject to any preemptive or similar rights. The Issuable Common Stock will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(f) Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Corporate Units and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” under the Investment Company Act.

(g) No Market Manipulation. The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Corporate Units.

(h) Organization; Authority. The Company has been duly organized and is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority under its charter and bylaws to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification.

(i) Capitalization; Subsidiaries. The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and Final Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Disclosure Package and the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) No Conflicts. None of the execution and delivery of the this Agreement or the Securities Agreements, the consummation of any of the transactions contemplated therein, or the fulfillment of the terms thereof will result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the charter or bylaws of the Company or the organizational documents of any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except (x) in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, (A) reasonably be expected to have a material adverse effect on the performance of this Agreement or the Securities Agreements, or the consummation of any of the transactions contemplated thereby; or (B) reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively (A) and (B), a “Material Adverse Effect”) and (y) in the case of clause (iii) above, for any such violation that may arise (A) under applicable state securities laws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or any foreign laws or statutes in connection with the purchase and distribution of the Corporate Units by the Underwriters or (B) as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.

(k) No Consents Required. No consent, approval, authorization, filing with or order of any court or state or federal governmental agency or body, including the Commission and any applicable state utility commission or other regulatory authority, is required in connection with the transactions contemplated by this Agreement or the Securities Agreements, except (A) such as will be obtained under the Act, and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Corporate Units by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(l) Use of Proceeds. The Company will apply the net proceeds from the issuance and sale of the Corporate Units, as set forth under “Use of Proceeds” in the Disclosure Package and the Final Prospectus.

(m) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Corporate Units, as described in the Registration Statement, the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(n) Properties. The Company and its subsidiaries own or lease all such properties as are necessary for the conduct of the Company’s operations as presently conducted.

(o) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the date and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles.

(p) Independent Auditor. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(q) Internal Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, access to assets is permitted only in accordance with management’s general or specific authorizations, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective.

(s) No Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(t) No Violations or Defaults. Neither the Company nor any Significant Subsidiary is (i) in violation of its operating agreement or its charter, bylaws or other organizational instrument or document; (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) materially in violation of any law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable.

(u) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the failure to possess or the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(v) No Unlawful Payments; FCPA. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any

U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Corporate Units shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Further Agreements. The Company covenants and agrees with each Underwriter that:

(a) Registration Statement; Final Prospectus. Prior to the termination of the offering of the Equity Units, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Equity Units, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Equity Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Final Term Sheet. The Company shall prepare a final term sheet, containing solely a description of the Equity Units, a copy of which shall be furnished to the Representatives for their review prior to filing. The Company will not file such term sheet without the approval of the Representatives, which approval shall not be unreasonably withheld. Upon receipt of such approval of the Representatives, the Company shall file such term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such rule; and shall file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(c) No Free Writing Prospectus. Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Corporate Units that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than the final term sheet prepared and filed pursuant to Section 4(b) hereof or any free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 (including a preliminary Bloomberg screen containing substantially the same information, but in any event not more information, than the final term sheet prepared and filed pursuant to Section 4(b)).

(d) Amendments and Supplements. If, at any time when a prospectus relating to the Equity Units is required to be delivered under the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request. If, prior to the Closing Date or the Additional Closing Date (if any), there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission.

(e) Earnings Releases. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f) Copies; Printing. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including circumstances when such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) Blue Sky; FINRA. The Company will arrange, if necessary, for the qualification of the Corporate Units for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Corporate Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Corporate Units, in any jurisdiction where it is not now so subject.

(h) Company Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Final Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Corporate Units or Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Corporate Units to be sold hereunder or in connection with the transactions contemplated by this Agreement, the Securities Agreements and that certain Underwriting Agreement, dated as of the date hereof, with respect to the concurrent offer and sale of Common Stock of the Company, in each case, as described in the Disclosure Package and Final Prospectus, or pursuant to employee stock option plans, employee stock purchase plans, dividend reinvestment plans, compensation arrangements and other similar employee plans or arrangements existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives.

(i) No Market Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Corporate Units.

(j) Exchange Listing. The Company will use its commercially reasonable efforts to list on the New York Stock Exchange, upon issuance by the Company, but in any event not later than 30 days from the date of issuance, the Corporate Units to be issued and sold by the Company hereunder.

(k) Reservation of Common Stock. The Company shall reserve (which reservation may be satisfied by notation on the books and records of the Company or the Company’s transfer agent at the Company’s instruction) an aggregate maximum number of shares of Common Stock (including the aggregate maximum number of “make-whole shares” (as such term is defined in the Preliminary Prospectus and Final Prospectus) issuable upon settlement of the Purchase Contracts in connection with a “fundamental change” (as such term is defined in the Preliminary Prospectus and Final Prospectus) necessary to satisfy the obligation of the Company to issue Common Stock pursuant to the Purchase Contracts.

5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Corporate Units on the Closing Date or the Optional Corporate Units on the Additional Closing Date, as the case may be, is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Filings; No Stop Order. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Company Counsel Opinion. Kirkland & Ellis LLP, special counsel for the Company, shall have furnished to the Representatives its opinion and negative assurance letter, dated the Closing Date and the Additional Closing Date (if any) in substantially the form set forth in Schedule 3. In rendering such opinion, Kirkland & Ellis LLP may rely, as to matters governed by the laws of the Commonwealth of Pennsylvania, upon the opinion of counsel for the Company referred to in Section 5(c).

(c) Local Counsel Opinion. Ballard Spahr LLP, Pennsylvania counsel for the Company, shall have furnished to the Representatives its opinion, dated the Closing Date and the Additional Closing Date (if any) and addressed to the Representatives in substantially the form set forth in Schedule 4.

(d) Underwriters Counsel Opinions.

(i) The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, including a negative assurance statement, dated the Closing Date and the Additional Closing Date (if any) and addressed to the Representatives, with respect to the issuance and sale of the Corporate Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Winston & Strawn LLP may rely, as to matters governed by the laws of the Commonwealth of Pennsylvania, upon the opinion of counsel for the Company referred to in Section 5(c).

(ii) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Additional Closing Date (if any) and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins LLP may rely, as to matters governed by the laws of the Commonwealth of Pennsylvania, upon the opinion of counsel for the Company referred to in Section 5(c).

(e) Officers’ Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by two officers, who shall be any of the chief executive officer, the principal financial officer, the principal accounting officer, the chief strategy officer or the treasurer of the Company, dated the Closing Date and the Additional Closing Date (if any), to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and the Additional Closing Date (if any), as applicable, with the same effect as if made on the Closing Date or the Additional Closing Date (if any) and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date (if any);

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) Comfort Letters. At the Execution Time and at the Closing Date and Additional Closing Date (if any), the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date and the Additional Closing Date (if any), in form and substance satisfactory to the Representatives.

(g) No Changes. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 4 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Corporate Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) No Ratings Downgrade. During the period from the Execution Time to and including the Closing Date and any Additional Closing Date, (i) there shall not have occurred a downgrading in the rating assigned to any of the Company’s debt securities or commercial paper by any “nationally recognized statistical rating agency,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) Lock-Up Agreements. The Company shall have obtained and delivered to the Representatives executed copies of an agreement, substantially in the form set forth in Schedule 5, from each of the Company’s executive officers and directors listed in Schedule 6.

(j) Reservation of Common Stock. The Company shall have reserved for issuance (which reservation may be satisfied by notation on the books and records of the Company or the Company’s transfer agent at the Company’s instruction) and filed an application for listing on the New York Stock Exchange the aggregate maximum number of shares of Common Stock issuable pursuant to the Purchase Contracts comprising a part of the Corporate Units (including the aggregate maximum number of “make-whole shares” (as such term is defined in the Preliminary Prospectus and Final Prospectus) issuable upon settlement of the Purchase Contracts in connection with a “fundamental change” (as such term is defined in the Preliminary Prospectus and Final Prospectus).

(k) Other Deliveries. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or the Additional Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Equity Units as originally filed or in any amendment thereof, or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, in light of the circumstances in which it was made, or an omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in any Preliminary Prospectus, the Final Prospectus, or in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any electronic roadshow or other written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares provided to investors by, or with the approval of, the Company, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(b) Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter, as applicable, furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in Section 6(a) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statement set forth on the cover page regarding delivery of the Corporate Units and (ii) the paragraph under the heading “Underwriting - Stabilization” in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or admission of, fault, culpability or failure to act on behalf of any indemnified party.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is for any reason held to be unenforceable by an indemnified party or is insufficient to hold harmless a party indemnified under paragraph (a) or (b) of this Section 6, although applicable in accordance with its terms (including the requirements of Section 6(c) above), the Company, each Underwriter, severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Corporate Units; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Corporate Units purchased by such Underwriter hereunder; provided, further, that each Underwriter’s obligation to contribute to Losses hereunder shall be several and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by (i) the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it and (ii) the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

7. [Reserved]

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Optional Corporate Units, prior to the Additional Closing Date (A) at any time prior to such time

(i) trading in the Common Stock or Corporate Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) a major disruption of settlements of securities or clearance services in the United States shall have occurred, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, (v) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act or (vi) such organization shall have publically announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities and (B) the effect of the event as set forth in the foregoing clauses (iii) and (iv), as the case may be, on the financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Corporate Units as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

9. Defaulting Underwriter.

(a) If any one or more Underwriters shall fail to purchase and pay for any of the Corporate Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Corporate Units set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of the Corporate Units set forth opposite the names of all the remaining Underwriters) the Corporate Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Corporate Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Corporate Units set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Corporate Units the defaulting Underwriter failed to purchase.

(b) If the non-defaulting Underwriters are not obligated to and do not purchase all the Corporate Units the defaulting Underwriter failed to purchase, the Company shall be entitled to a period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares and if arrangements for the purchase of such Shares by other persons selected by the Company and reasonably satisfactory to the Representative are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company unless the Company elects to reduce the principal amount of the Corporate Units to be offered by the amount of the Corporate Units that the defaulting Underwriter failed to purchase, in which event the non-defaulting Underwriters will have the right to purchase all, but shall not be under any obligation to purchase any, of such reduced principal amount of the Corporate Units. In the event the non-defaulting Underwriters decline to purchase all of such reduced principal amount of the Corporate Units, this Agreement will terminate without any liability on the part of the non-defaulting Underwriters or the Company.

(c) In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement and the Securities Agreements are consummated or this Agreement or the Securities Agreements are terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement and the Securities Agreements, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Corporate Units and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing

Prospectus, the Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Agreement and the Securities Agreements; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Corporate Units under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including reasonable fees and expenses of counsel to the Underwriters); (ix) all expenses incurred by the Company or the Underwriters in connection with any “road show” presentation to potential investors; (x) any fees and expenses of the Trustee, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary and of each Remarketing Agent and (xi) all expenses and application fees related to the listing of any Corporate Units on the New York Stock Exchange. Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in Sections 6 and 10(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel (other than for blue sky and FINRA matters provided above in this Section 10(a)), and transfer taxes on the resale by them of any of the Corporate Units.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Corporate Units, if any, for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Corporate Units for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with the this Agreement, the Securities Agreements and the transactions contemplated thereby, and the Company shall not in any event be liable to any of the Underwriters for any other amount, including, without limitation, damages on account of loss of anticipated profits from the sale of the Corporate Units.

11. Representations and Warranties to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Corporate Units. The provisions of Sections 6 and 10 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Representatives, will be mailed, delivered or telefaxed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, and Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, New York 10282 (telephone: (866) 471-2526; fax: (212) 902-9316; email: prospectus-ny@ny.email.gs.com), and (ii) the Company, will be mailed, delivered or telefaxed to Exelon Corporation, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, Illinois 60680-5398, Attention: Senior Vice President and Treasurer (fax no.: (312) 394-4082) and confirmed to the General Counsel (fax no.: (312) 394-5443).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

14. Research Analyst Independence. The Company and the Underwriters acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Corporate Units that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such

Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt securities of the Company.

15. Patriot Act Acknowledgment. The parties hereto acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Corporate Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate thereof through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Certain Defined Terms. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement including all schedules attached hereto and made a part hereof.

“Applicable Time of Sale” shall mean ., 4:45 p.m. Eastern Time on June 11, 2014

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus, including the Base Prospectus, as amended and supplemented to the Applicable Time of Sale, (ii) the final term sheet prepared and filed pursuant to Section 4(b) hereof, (iii) any Issuer Free Writing Prospectus and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure

Package. Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all documents incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Applicable Time of Sale.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Equity Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” shall mean The Financial Industry Regulatory Authority.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433 under the Act.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Equity Units and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Equity Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date or the Additional Closing Date, shall also mean such registration statement as so amended, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 462” refer to such rules under the Act.

“Rule 430B Information” shall mean information with respect to the Equity Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Significant Subsidiary” shall have the meaning ascribed to such term in Regulation S-X under the Act.

[signature page follows]

Very truly yours,

EXELON CORPORATION

By:	/s/ Stacie M. Frank
	Name:	Stacie M. Frank
	Title:	SVP, Treasurer

Accepted: JUNE 11, 2014

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

Acting on behalf of itself and the several Underwriters listed in Schedule 1 hereto.

BARCLAYS CAPITAL INC.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Olympia Mcnerney
Name:	Olympia Mcnerney
Title:	Managing Director

Schedule 1

Underwriter	Number of Corporate Units

Barclays Capital Inc.	4,000,000
Goldman, Sachs & Co.	4,000,000
Citigroup Global Markets Inc.	1,276,500
Wells Fargo Securities, LLC	1,276,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	760,000
Credit Suisse Securities (USA) LLC	760,000
BNP Paribas Securities Corp.	760,000
J.P. Morgan Securities LLC	760,000
Mitsubishi UFJ Securities (USA), Inc.	760,000
RBS Securities Inc.	760,000
Scotia Capital (USA) Inc.	760,000
Mizuho Securities USA Inc.	675,000
RBC Capital Markets, LLC	675,000
U.S. Bancorp Investments, Inc.	675,000
The Williams Capital Group, L.P.	403,375
BNY Mellon Capital Markets, LLC	203,375
CIBC World Markets Corp.	203,375
Credit Agricole Securities (USA) Inc.	203,375
KeyBanc Capital Markets Inc.	203,375
PNC Capital Markets LLC	203,375
SMBC Nikko Securities America, Inc.	203,375
TD Securities (USA) LLC	203,375
Lebenthal & Co., LLC	200,000
The Huntington Investment Company	75,000

Total	20,000,000

Schedule 1-1

Schedule 2

Aggregate Number of Corporate Units:	20,000,000

Initial Price to Public:	$50.00 per Corporate Unit

Initial Purchase Price to be paid by Underwriters:	$48.50 per Corporate Unit

First Closing Date:	June 17, 2014, 10:00 A.M.

Schedule 2-1

Schedule 3

FORM OF COMPANY COUNSEL OPINION

1.	To the extent execution and delivery are matters of the laws of the State of New York, each of the Agreement and the Purchase Contract and Pledge Agreement have been duly executed and delivered by the Company.

2.	To the extent execution and delivery are matters of the laws of the State of New York, the Indenture has been duly executed and delivered and, assuming due authorization, execution and delivery under laws other than Specified Laws, is a valid instrument, legally binding on the Company and enforceable against the Company in accordance with its terms.

3.	To the extent execution and delivery are matters of the laws of the State of New York, the Corporate Units have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Company under laws other than the Specified Laws, when executed and authenticated by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.	To the extent execution and delivery are matters of the laws of the State of New York, the Notes have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Company under laws other than the Specified Laws, and when paid for in accordance with the Indenture and executed and authenticated by the Trustee pursuant to the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	The issuance and sale of the Corporate Units and the execution and delivery and the performance of obligations contemplated under the Agreement and the Securities Agreements, do not and will not (i) result in any breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Specified Contracts it being expressly understood that in each case we express no opinion as to compliance with any financial covenant or test or cross-default provision in any Specified Contract, (ii) violate or conflict with any judgment, decree or order identified to us by the Company (we note that none were identified) of any court or any judicial, regulatory or other legal or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and (iii) violate any Specified Law, except in each of the cases of clauses (i) and (ii), for any such conflict, breach, violation or default which has been waived by the party or parties with power to waive such conflict, breach, violation or default. (The advice in this paragraph is referred to herein as the “No Conflicts Opinion”).

6.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under any Specified Law is required to be obtained by the Company with respect to the issuance and sale of the Corporate Units and the performance by the Company of its obligations under the Agreement and the Securities Agreements. (The advice in this paragraph is referred to herein as the “No Consent Opinion”).

7.	The Registration Statement, as of its effective date with respect to the Corporate Units (except for the financial statements, and any notes thereto, and supporting schedules included therein, or excluded therefrom, or any statements made in the exhibits thereto, as to which we express no view) and together with the Disclosure Package as of 4:45 p.m. EDT on June 11, 2014 and the Final Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements as to form of the Act and the applicable rules and regulations thereunder, and, except to the extent expressly stated in paragraph 8 immediately below, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package, the Registration Statement or the Prospectus.

8.	The statements under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Junior Subordinated Notes,” and “Certain United States Federal Income Tax Considerations” in the Disclosure Package and the Final Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

Schedule 3-1

9.	The Company is not, and immediately after giving effect to the offering and sale of the Corporate Units and the application of the proceeds thereof as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Based on the foregoing (relying as to matters of fact to a large extent on statements of officers and other representatives of the Company), we can advise you that nothing has come to our attention that has caused us to conclude that (a) the Registration Statement, as of June [—], 2014, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package as of the Applicable Time of Sale on June 11, 2014, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Final Prospectus as of the date of the Prospectus Supplement and the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Schedule 4

FORM OF LOCAL COUNSEL OPINION

1.	The Company is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania and duly authorized to exercise all the powers recited in its charter or certificate of incorporation, and to transact business in the Commonwealth of Pennsylvania.

2.	The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

3.	The Agreement and the Purchase Contract and Pledge Agreement have been duly authorized and, to the extent execution and delivery are a matter of the laws of the Commonwealth of Pennsylvania, executed and delivered by the Company.

4.	The Indenture has been duly authorized and, to the extent execution and delivery are a matter of the laws of the Commonwealth of Pennsylvania, duly executed and delivered by the Company.

5.	The Corporate Units have been duly authorized and, to the extent execution and delivery are matters of the laws of the Commonwealth of Pennsylvania, duly executed and delivered by the Company.

6.	The Notes have been duly authorized and, to the extent execution and delivery are matters of the laws of the Commonwealth of Pennsylvania, duly executed and delivered by the Company.

7.	The aggregate maximum number of shares of Common Stock (including the aggregate maximum number of “make-whole shares” (as such term is defined in the Preliminary Prospectus and the Final Prospectus) issuable upon settlement of the Purchase Contracts in connection with a “fundamental change” (as such term is defined in the Preliminary Prospectus and the Final Prospectus) to be issued and sold by the Company pursuant to the Purchase Contracts has been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable.

8.	The execution and delivery of this Agreement and the Securities Agreements by the Company and the performance of the Company’s obligations thereunder, and the issuance and sale of the Corporate Units to you, do not and will not conflict with or violate any of the terms or provisions of the Articles of Incorporation or By-Laws of the Company.

9.	The Company has an authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company (including the Corporate Units, upon issuance and delivery thereof in accordance with terms of the Agreement against payment therefor) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Corporate Units conform to the description of the Common Stock in the Final Prospectus.

10.	No consent, approval, authorization, or order of, or qualification with, any state commission or regulatory authority or of any other governmental body or agency of the Commonwealth of Pennsylvania is required to be obtained by the Company with respect to the issuance and sale of the Corporate Units and the performance by the Company of its obligations under the Agreement and the Securities Agreements. (The advice in this paragraph is referred to herein as the “No Consent Opinion”).

11.	Our firm is not representing the Company in any pending litigation in which it is a named defendant, or in any litigation that is overtly threatened in writing against it by a potential claimant, that challenges the validity or enforceability of, or seeks to enjoin the performance of, the transactions contemplated by the Agreement and the Securities Agreements, and to our knowledge, there are no pending legal proceedings in the Commonwealth of Pennsylvania to which the Company or any subsidiary is a party which is required to be set forth in documents incorporated by reference in the Disclosure Package and the Final Prospectus other than those referred to in such documents.

Schedule 4-1

Schedule 5

FORM OF LOCK-UP AGREEMENT

Exelon Corporation

Lock-Up Agreement

June 11, 2014

Barclays Capital Inc.

Goldman, Sachs & Co.

As Representatives of the

several Underwriters listed

in Schedule 1 to the

Underwriting Agreement

c/o

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Goldman Sachs & Co.

200 West Street

New York, New York 10282-2198

Re:	Exelon Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into (i) an Underwriting Agreement on behalf of the several Underwriters named in Schedule 1 to such agreement (collectively, the “Equity Underwriters”), with Exelon Corporation, a Pennsylvania corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) and (ii) an Underwriting Agreement on behalf of the several Underwriters named in Schedule 1 to such agreement (collectively, the “Equity Unit Underwriters” and together with the Equity Underwriters, the “Underwriters”), with the Company, providing for a public offering of the Corporate Units of the Company (the “Corporate Units”), in each case, pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-196220) that was filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2014.

In consideration for the agreement by the Underwriters to offer and sell the Shares and the Corporate Units, as applicable, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of each final Prospectus covering the public offering of the Shares and the Corporate Units (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such

Schedule 5-1

prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, [(iii) sales (including following the exercise of Company stock options) made pursuant to that certain plan adopted by the undersigned pursuant to Rule 10b5-1 under the Exchange Act (the “10b5-1 Plan”), dated as of [                    ], in accordance with the terms of such 10b5-1 Plan in existence as of the date hereof without any further amendment or modification, but only to the extent that any filing made pursuant to Section 16(a) under the Exchange Act reporting any such sale made pursuant to this exception shall indicate that the sale was made pursuant to the 10b5-1 Plan,]1 (iv) sales of the Undersigned’s Shares held as of the date hereof through the Company’s 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan or (v) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Name of Director/Executive Officer]

[1]	To be included in agreements for Messrs. Adams, Cornew, Crane, DesParte, O’Brien, Shattuck, Thayer, Von Hoene and Ms. Gillis

Schedule 6

EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

1.	Christopher M. Crane

2.	Kenneth W. Cornew

3.	Denis P. O’Brien

4.	Anne R. Pramaggiore

5.	Craig L. Adams

6.	Calvin Butler

7.	Ruth Ann M. Gillis

8.	William A. Von Hoene Jr.

9.	Jonathan W. Thayer

10.	Paymon Aliabadi

11.	Duane M. DesParte

Directors

1.	Mayo A. Shattuck III

2.	Christopher M. Crane

3.	Anthony K. Anderson

4.	Ann C. Berzin

5.	John A. Canning, Jr.

6.	Yves C. de Balmann

7.	Nicholas DeBenedictis

8.	Judge Nelson A. Diaz

9.	Sue Ling Gin

10.	Paul L. Joskow, Ph.D.

11.	Robert J. Lawless

12.	Admiral Richard W. Mies

13.	William C. Richardson, Ph.D.

14.	John W. Rogers, Jr.

15.	Stephen D. Steinour

Schedule 6-1